Exhibit 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GEOPETRO RESOURCES COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to               Shares of Common Stock of

GEOPETRO RESOURCES COMPANY

(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

Issue Date:

VOID AFTER 5:00 P.M. LOCAL TIME,

GEOPETRO RESOURCES COMPANY, a corporation organized under the laws of the State of California (the “Corporation”), hereby certifies that, for value received,                                                                               or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Corporation (as defined herein) from and after the Issue Date of this Common Stock Purchase Warrant (“Warrant”) and at any time or from time to time before 5:00 p.m. local time through the close of business on                    (the “Expiration Date”), up to                           [50% OF NUMBER OF COMMON SHARES PURCHASED]  fully paid and nonassessable shares of Common Stock (as hereinafter defined), at the applicable Exercise Price (as defined below) per share. The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)                                  The term “Common Stock” includes (i) the Corporation’s Common Stock; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b)                                 The term “Corporation” includes GeoPetro Resources Company and any business entity which shall succeed, or assume the obligations of, GeoPetro Resources Company hereunder.

(c)                                  The “Exercise Price” applicable under this Warrant shall be $0.75 per Common Share (subject to adjustment pursuant to Section 4).

(d)                                 The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Corporation or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

(e)                                  The term “Subscription Agreement” means the Unit Subscription Agreement between the Corporation and the Holder, accepted by the Corporation on                                  .

All other defined terms have the meaning attributed to them in the Subscription Agreement.

1.                                       Exercise of Warrant.

1.1                                 Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery to the Corporation of this Warrant Certificate, an original copy of an exercise notice in the form attached hereto as Exhibit A (the “Subscription Form”) duly completed and executed and the satisfaction of the surrender and payment requirements of Section 2, the number of shares of Common Stock of the Corporation set forth in the Subscription Form, subject to adjustment pursuant to Section 5.

1.2                                 Corporation Acknowledgment. The Corporation will, at the time of the exercise of the Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford to such Holder any such rights.

1.3                                 Legends.

(a)                                  Each certificate for Common Stock issued upon exercise of this Warrant shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

2.                                       Procedure for Exercise.

2.1                                 Delivery of Stock Certificates, Etc., on Exercise. The Corporation agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the owner of record of such shares as of the close of business on the date on which the duly completed and executed Subscription Form, this Warrant Certificate and payment for such shares shall have been received by the Corporation in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within seven (7) business days thereafter, the Corporation at the Corporation’s expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise. By acceptance hereof, the Holder expressly waives any right to receive fractional Common Shares upon exercise of this Warrant. If the number of Common Shares to which the Holder would otherwise be entitled upon the exercise of this Warrant Certificate is not a whole number, then the number of Common Shares to be issued will be rounded down to the next whole number. Following a partial exercise of this Warrant prior to the Expiration Date, the Corporation shall cancel this Warrant Certificate and, within five business days, execute and deliver to the Holder a new Warrant Certificate of like tenor covering the remaining balance of the shares of Common Stock subject to this Warrant Certificate.

2.2                                 Exercise. Payment may be made by certified or official bank check payable to the order of the Corporation equal to the applicable aggregate Exercise Price, for the number of Common Shares specified in such Subscription Form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder in accordance with the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

2.3                                 Representation. The Holder of this Warrant has represented to the Corporation that it is acquiring this Warrant for its own account and not with a view toward, or for resale in connection with, the public sale or distribution of this Warrant or the underlying shares of Common Stock, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”). The Holder of this Warrant further represented that as of the Issue Date, the Holder was an “accredited investor” as that term is defined in

Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.  In order to exercise this Warrant, the representations concerning the Holder and the shares of Common Stock underlying this Warrant contained in the first two sentences of this Section 2.3 must be true and correct as of such time, and therefore the Holder shall, if requested by the Corporation, confirm the foregoing to the satisfaction of the Corporation.

3.                                       Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1                                 Reorganization, Consolidation, Merger, Etc. If at any time or from time to time, the Corporation (a) effects a reorganization, (b) consolidates with or merges into any other person, or (c) transfers all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Corporation, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Corporation whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

3.2                                 Dissolution. In the event of any dissolution of the Corporation following the transfer of all or substantially all of its properties or assets, the Corporation, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder of this Warrant pursuant to Section 3.1, or if the Holder also instructs the Corporation, to a bank or trust company specified by the Holder as trustee for the Holder (the “Trustee”).

3.3                                 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Corporation, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. If this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Corporation’s securities and property (including cash, where applicable) receivable by the Holder of this Warrant will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

4.                                       Extraordinary Events Regarding Common Stock. If the Corporation (a) issues additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Corporation, (b) subdivides its outstanding shares of Common Stock, or (c) combines its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided herein in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

5.                                       Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant as provided for in Section 3 or 4 above, the Corporation at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Corporation for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Corporation will forthwith mail or cause to be mailed a copy of each such certificate to the Holder of this Warrant.

6.                                       Reservation of Stock, Etc. Issuable on Exercise of Warrant. The Corporation will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

7.                                       Assignment; Exchange of Warrant. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B (the “Transferor Endorsement Form”), together with evidence reasonably satisfactory to the Corporation demonstrating compliance with applicable securities laws (which shall include, without limitation, the provision of a legal opinion from the Transferor’s counsel that such transfer is exempt from the registration or equivalent requirements of applicable securities laws) the Corporation at the Corporation’s expense (but with payment by the Transferor of any applicable transfer taxes), and written confirmation by the Corporation of receipt of satisfactory evidence and to proceed with transfer with legend instructions, will issue and deliver to or on the order of the Transferor thereof a new

Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.                                       Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement and surety bond reasonably satisfactory in form and amount to the Corporation, the Corporation at the Holder’s expense and Holder’s payment of charges of the Corporation, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.                                       Exercise Restrictions.

9.1                                 Beneficial Ownership Limitation. Notwithstanding anything contained herein to the contrary, the Holder may not exercise this Warrant to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning a number of shares of Common Stock in excess of 4.99% of the then issued and outstanding shares of Common Stock of the Corporation. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 13d-3 thereunder. Since the Holder will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the exercise at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section 9 will limit any particular exercise hereunder and to the extent that the Holder determines that the limitation contained in this Section 9 applies, the determination of the amount of this Warrant that is exercisable shall be the responsibility and obligation of the Holder. The provisions of this Section 9.1 may be waived by the Holder (but only as to itself and not to any other holder of Warrants) in whole or in part upon not less than 61 days’ prior notice to the Corporation. Other holders of Warrants shall be unaffected by any such waiver.

9.2                                 Limitation on Number of Shares Issuable. Notwithstanding anything contained herein to the contrary, the rights represented by this Warrant shall not be exercisable by the Holder, in whole or in part, and the Corporation shall not give effect to any such exercise, if, after giving effect to such exercise, the Holder, together with any person or company acting jointly or in concert with the Holder (the “Joint Actors”) would in the aggregate beneficially own or exercise control or direction over that number of voting securities of the Corporation which is 19.99% or greater of the total issued and outstanding voting securities of the Corporation. For greater certainty, the rights represented by this Warrant shall not be exercisable by the Holder, in whole or in part, and the Corporation shall not give effect to any such exercise, if, after giving effect to such exercise, the Holder, together with its Joint Actors, would be deemed to hold a number of voting securities sufficient to materially affect the control of the Corporation.

9.3                                 Provision of Officer’s Certificate. Prior to exercising the rights represented by this Warrant, the Holder shall provide the Corporation with a certificate stating the number of voting securities of the Corporation held by the Holder and its Joint Actors as of the date provided for in the exercise notice (the “Certificate”) and the Corporation shall be entitled to rely on the Certificate in making any determinations regarding the total issued and outstanding voting securities of the Corporation to be held by the Holder and its Joint Actors after giving effect to the exercise. The execution of the Subscription Form by the Holder will suffice as the Holder’s acknowledgement of compliance with such exercise limits as set forth in this Section 9.

10.                                 Transfer on the Corporation’s Books. Until this Warrant is transferred on the books of the Corporation, the Corporation may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11.                                 Notices, Etc. All notices and other communications from the Corporation to the Holder of this Warrant shall be delivered by ordinary surface or air mail, postage prepaid, addressed to the Holder or delivered at their respective address appearing on the register of Holders.

12.                                 Miscellaneous. Notwithstanding any provision to the contrary contained in this Warrant, no Common Stock will be issued pursuant to the exercise of this Warrant if the issuance of such securities may constitute a violation of the securities laws of any applicable jurisdiction. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF CALIFORNIA OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA. The Holder and the Corporation shall submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. If any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

IN WITNESS WHEREOF, the Corporation has executed this Warrant as of the date first written above.

GEOPETRO RESOURCES COMPANY

By:
Its:

EXHIBIT A

FORM OF SUBSCRIPTION

(To Be Signed Only On Exercise of Warrant)

TO:                            GeoPetro Resources Company

150 California Street, Suite 600

San Francisco, California 94111

Attention:                                         President

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase:

☐	shares of the Common Stock covered by such Warrant

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $0.75.  Such payment takes the form of:

☐	certified check	☐	bank draft

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to whose address is

.

(Please print full name in which share certificates are to be issued. If any shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay all applicable transfer taxes or other government charges.)

Terms not defined herein shall have the same meanings ascribed to them in the Warrant Certificate.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made in reliance upon available exemptions from the prospectus and registration or equivalent requirements of applicable securities legislation.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

A-1

Name:

Address:

Signature Guaranteed By:

The signature of the Holder to this Form must correspond exactly with the name of the Holder as set forth on the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever and the signature must be guaranteed by a chartered bank or by a trust company or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

A-2

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT

(To Be Signed Only On Transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase shares of Common Stock of GeoPetro Resources Company into which the within Warrant relates specified under the headings “Number of Warrants Transferred,” respectively, opposite the name(s) of such person(s) and appoints                                        the attorney to transfer its respective right on the register of warrants maintained by the Corporation with full power of substitution in the premises.

Transferees	Address	Number of Warrants Transferred

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

Signature Guarantee

ACCEPTED AND AGREED:
[TRANSFEREE]

(Name)

B-1

The signature of the Holder to this Form must correspond exactly with the name of the Holder as set forth on the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever and the signature must be guaranteed by a chartered bank or by a trust company or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

B-2